Exhibit 99.1

Collective Audience Completes Transformative Acquisition of BeOp, Award-Winning
Innovator of Next-Gen Advertising Technology for the Open Web

●	BeOp adds a marquee global customer base, SaaS-based revenue streams, and a high-growth marketplace.

●	Brings unique AI-powered, conversational advertising and audience data offering to Collective Audience’s next-gen AdTech cloud infrastructure ecosystem.

●	Premium customers of BeOp include Range Rover, Tommy Hilfiger, Samsung, Addidas, Coca Cola, Forbes, Ford, Audi, Hyundai, Yoplait, L’Oréal, Club Med, International Olympic Committee, and Paramount.

●	Media customers include more than 200 premium global publishers worldwide.

●	BeOp sets new industry standard as the first conversational performance advertising ecosystem for media and brands on the open web.

New York, NY, August 7, 2024 – Collective Audience, Inc. (Nasdaq: CAUD), a leading innovator of audience-based performance advertising and media, has completed its earlier announced acquisition of international MarTech and AdTech industry leader, BeOp.

BeOp brings to Collective Audience a uniquely powerful, AI-driven, RevShare- and SaaS-based performance advertising and consumer data platform. Recognized as the first independent conversational ecosystem for media and brands, it sets new industry standards for effective reach, engagement, click-through rates and transactions.

BeOp’s expert teams, based in France (Paris/Montpellier) and New York City, work with more than 90% of the country’s premium publishers. Media customers include more than 200 premium global publishers across the UK, North America and Australia, with more than 50 million unique visitors per month.

Premium BeOp publishers include Forbes, Le Monde, Amaury Media, Reworld Media, Prisma Media, McClatchy and Bauer Media UK. Its top agency clients include Havas, Publicis, GroupM, Dentsu and Mediabrands. BeOp’s top advertisers include Yoplait, L’Oréal, Club Med, International Olympic Committee, Paramount, Stellantis, Sanofi and the government of France.

BeOp’s conversational approach to advertising and marketing creates new communication possibilities for brands and media, enabling them to engage and convert consumers based on their personal interests. Featured examples of such conversational ad experiences BeOp has created for leading brands, including Range Rover, Tommy Hilfiger and Samsung, can be viewed here.

According to Collective Audience CEO, Peter Bordes: “BeOp’s technology is the most advanced, modern AI plus data-driven AdTech stack we’ve ever seen. It solves many of the issues our industry faces today. Its ‘cookieless’ targeting and next-generation high-speed ad-serving empowers publishers with a turnkey infrastructure that includes an audience Data Management Platform (DMP) and attention-based ad units that are the highest performing in the industry.”

BeOp’s leading-edge technology and services have been recognized with numerous industry awards, including the Innovation Competition by BPI France in 2018 and Cas d’Or du Conversationnel competition in 2022, and it was a finalist in the Start & Pulse by Sofinco competition in 2021.

The power and effectiveness of BeOp’s unique approach is reflected in its rapid revenue growth, climbing 35% to more than US$3.7 million in 2023. The operational and product synergies with Collective Audience is expected to turn BeOp operational EBITDA positive. Along with Collective Audience’s recently acquired DSL Digital, the combined companies expect to generate on a pro forma basis positive EBITDA in 2024, with annual pro forma revenues on track to exceed $7.5 million.

The integration of BeOp into Collective Audience’s product offerings is expected to rapidly scale BeOp’s U.S. market share and drive an acceleration in revenue generation for Collective Audience as it completes 2024 and into next year. The additional benefits of scale and cross pollination are also expected to enhance Collective Audience’s overall revenue growth and profitability profile.

“BeOp is really two to three acquisitions rolled into one,” added Bordes. “Their exclusive integration with our platform positions us at the forefront of the industry as the premium advertising cloud infrastructure for the open web. It provides us with the unique ability to create zero- and first-party audience segments for our supply and demand partners. As a united force, the future of digital advertising on the open web now knows no bounds.”

BeOp’s head of global supply and partnerships for France and U.S., Romain Cauchois, commented: “Joining with Collective Audience enables us to scale in our European markets and accelerate our expansion into the U.S. with our groundbreaking AdTech 2.0 solutions.

“Our ability to create strong partnerships with leading data infrastructure providers such as Permutive, 1plusX, ArcSpan, and Mediarithmics, and supply and demand partners such as Pubmatic, Magnite and ID5, reflects our commitment to excellence. It also demonstrates our ability achieve greater performance and revenue growth across the entire value chain.”

Cauchois believes Collective Audience is now uniquely positioned to deliver consentless, future-proof solutions that address both current and emerging challenges in the industry. This strategic move enhances the company’s competitive edge, making it a unique, key player in the AdTech landscape.

“I’m eager to collaborate with Collective’s talented team and push the boundaries of what we can achieve, while ensuring every member thrives in this exciting new chapter,” added Cauchois. “Together, we will be driving the future of AdTech innovation and market performance as the new media standard.”

BeOp has already been setting new industry benchmarks for media performance that goes beyond traditional KPIs with a greater than 30% increase in engagement brand lift and reduction in bounce rates, top attention metrics, average 30-second dwell times, insights collections and more. The newly combined capabilities will enrich advertiser and media zero and 1st party databases. BeOp’s ultra-performance conversational formats will deliver five top KPIs as compared to just the two typically seen with traditional classic display units.

BeOp CPTO, Sébastien Robert, commented: “Our teaming with Collective Audience signifies a major advancement for the AdTech industry. It furthers our commitment to innovation and excellence, enabling us to leverage our combined strengths to enhance our product and service offerings. The integration of BeOp’s deep ad server technology and Collective Audience’s extensive resources sets the stage for us to become the global infrastructure backbone for publishers worldwide.”

“Our vision for BeOp has always been to empower publishers to regain their value independently, with this ensuring a free press that is a cornerstone of democracy,” continued Robert. “In an era where the press could be dominated by social networks or industry giants, our mission is to maintain and amplify the voice of independent journalism. Collective Audience enables us to realize this vision and go even further as we leverage our ‘collective intelligence.’”

BeOp provides Collective Audience with product and technology for a comprehensive technology infrastructure solution. The infrastructure is designed to benefit all stakeholders, from publishers, agencies, and resellers to media groups and advertisers, enabling them to maximize their value potential. BeOp’s interactive formats facilitate zero and 1st party data collection, delivering True KPIs and enhancing publishers’ ability to achieve their goals.

“This transformative acquisition demonstrates how Collective Audience is reinventing advertising for the Open Web,” noted Joe Zawadzki, Collective Audience chairman and AdTech executive, inventor and venture investor. “We can now offer the most advanced, modular cloud-based infrastructure for the Open Web.”

Zawadzki also serves as general partner at Aperiam, a venture capital and advisory firm focused on the digital transformation of marketing and media. Aperiam’s investment approach spans the full lifecycle, from incubation to growth, with portfolio companies that include ID5, TVision Insights, tvScientific, Kevel, Rembrand, and Transmit.live.

Keith Weisberg, Aperiam partner and product manager at Apple, commented on the technology of the combined companies: “Collective Audience now offers a turnkey, advanced technology built for tomorrow while the other technology that remains is built for yesterday. It is bringing a bespoke cloud infrastructure into a single place for the Open Web. Open Web is the answer to walled gardens, and I believe Collective Audience has the right solution to democratize AdTech.”

By being present at every stage of the digital advertising pipeline, the combined companies will ensure that its solutions are accessible and effective for all stakeholders, from advertisers to end-users. This synergy allows BeOp and Collective Audience to offer unparalleled support and cutting-edge technology to publishers worldwide, driving better engagement, higher revenue, and more meaningful user experiences.

Robert added: “Together, we are not just shaping the future of AdTech, but also creating a more interconnected, efficient, and impactful digital ecosystem that supports a free and independent press.”

Collective Audience looks to tap the vast opportunities in the rapidly expanding and evolving global AdTech marketplace that is projected to grow at a 14.7% CAGR to reach $2.9 trillion by 2031.

“Since its inception, BeOp has been a pioneer in the AdTech marketplace by offering dedicated solutions for advertisers and agencies,” noted BeOp sales director, Medina Hammouche. “Our product is perfectly suited to meet the demands of KPIs for attention, engagement, and recall.”

Hammouche explains that BeOp’s conversational formats also creatively and playfully allow for personalization, which is why many internationally renowned brands trust them. Its offerings are aligned with all current marketing trends, including cookieless, conversational, and interactive strategies.

Added Hammouche, “I believe joining Collective Audience will enable us to continue innovating, offer international strategies to our customers, and significantly strengthen our market position.”

The acquisition is structured as an all-stock transaction with earn-out provisions and the assumption of certain liabilities. Additional details and terms of the transaction will be made available in a Form 8-K filed by Collective Audience on www.sec.gov.

More About BeOp BeOp’s conversational ad units, powered by AI and dynamic ad creatives, captivates consumer attention. This approach ensures unmatched conversion rates in the retail media domain. With BeOp, every interaction becomes a sales opportunity.

BeOp is already integrated with the leading DMPs (data management platforms) in the market. This integration positions Collective Audience at the forefront, offering the unique ability to create exclusive zero- and first-party segments for media. Empowering publishers for the first time with their data, these functionalities will be extended to advertisers, opening up new targeting and customization possibilities.

Given the largely disappearing third-party cookies that have traditionally been the industry’s primary targeting mechanism, BeOp is positioned as an independent, cookieless solution. Its comprehensive suite of tools for audiences, data, and monetization offers the open web market a powerful solution to address current and future challenges.

BeOp is revolutionizing the advertising landscape with its innovative technology tailored for the new digital media and advertising market KPIs, such as attention measurement, engagement rate, attribution and time spent. The platform offers a self-serve interface as well as APIs that enable it to be integrated into any environment.

The BeOp Creative Studio enables anyone to quickly create new advertising campaigns focused on engagement and interaction, incorporate user data collection and attention tracking natively, and function perfectly without cookies. This approach reinvigorates advertising on the Open Web by generating widespread consumer engagement, thereby multiplying advertising effectiveness for advertisers and sustainably defending the value of their spaces for publishers.

Data capture integrated from the creative stage is used by the BeOp Creative Studio to develop content for commerce operations, lead generation, data collection, pre-tests, post-tests and studies—all with just a few clicks.

BeOp is transforming the advertising era: Instead of trying to impose imperative messages and then snatching a click, it seeks what would interest the consumer most and offers to teach them by giving them control. This approach, endorsed by consumers, allows BeOp creations to achieve memorization rates three times higher.

Publishers can integrate BeOp logic at all levels of their organization:

●	Editorial: Increase time spent by using the BeOp Creative Studio to create quizzes and other elements complementary to their articles.

●	Marketing/Data: collect zero and first-party data (newsletter subscriptions, data for advertising retargeting, pre-tests, and post-tests.

●	Business: Ad sales teams can create offers from BeOp’s advertising creations and deliver significantly more to its advertisers in terms of performance, interaction data, attention, time spent, and brand memorization.

BeOp’s advertising creations are compatible with dissemination in their existing tools.

Publishers looking to gain independence can integrate the BeOp Ad Server. Unlike other market solutions designed from the outset in the interest of advertisers and for a cookie-based mode, the BeOp Ad Server was designed to benefit publishers. It was designed from the start to function in the new cookieless world. Lightning-fast, it is a valuable complement to existing tools and allows the regaining control over advertising spaces and advertisers of all sizes.

BeOp Ad Server allows publishers to create as many buying platforms as desired (including direct advertiser), while also having as many sales platforms as necessary to match their commercial organization. They can also have access to their peers’ space in overflow if they wish, enabling them to sign deals of all sizes.

Publishers with one site or 10,000 can market, deliver, and track all their advertising campaigns, while better defending the value of their spaces thanks to the superior performance of BeOp’s advertising creations.

To learn more, visit beop.io.

About Collective Audience

Collective Audience is [re]imagining digital advertising for the open web. Its innovative AudienceCloud is one of the leading audience-based advertising and media cloud infrastructure platforms for brands, agencies and publishers on the open web. Its modular suite of data driven applications eliminates many inefficiencies from the traditional digital ad buyer and seller supply path, and the process for brands, agencies and publishers. It empowers partners with all the advanced tools and audience data they need on a single cloud platform, and drives focus on increased performance metrics , brand reach, traffic and transactions.

For the AdTech providers and media buyers who come onto Collective Audience’s platform, they will be able to leverage audience data as a new asset class, powered by AI as an intelligence layer to guide decision making.

To learn more, visit collectiveaudience.co.

Important Cautions Regarding Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding the company’s future financial performance, as well as the company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Collective Audience and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Collective Audience. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; unanticipated conditions that could adversely affect the company; the overall level of consumer demand for Collective Audience’s or BeOp’s products/services; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of Collective Audience’s and BeOp’s customers; Collective Audience’s and BeOp’s ability to implement their business strategy; the ability to successfully integrate BeOp into Collective Audience’s operations; changes in governmental regulation, Collective Audience’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to Collective Audience’s business, as a result of the COVID-19 pandemic and government actions and restrictive measures implemented in response; Collective Audience’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, Collective Audience’s information systems; changes in tax laws and liabilities, legal, regulatory, political and economic risks. More information on potential factors that could affect Collective Audience’s financial results is included from time to time in Collective Audience’s public reports filed with the SEC. If any of these risks materialize or Collective Audience’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Collective Audience presently knows, or that Collective Audience currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Collective Audience’s expectations, plans or forecasts of future events and views as of the date of this press release. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. Collective Audience anticipates that subsequent events and developments will cause their assessments to change. However, while Collective Audience may elect to update these forward-looking statements at some point in the future, Collective Audience specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Collective Audience’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Collective Audience Contact:

Peter Bordes, CEO
Collective Audience, Inc.
Email contact

Investor & Media Contact:

Ron Both or Grant Stude

CMA Investor & Media Relations
Tel (949) 432-7566
Email contact